 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2020

ArQule, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Wall Street
Burlington, Massachusetts 01803
(Address of principal executive offices, including Zip Code)

(781) 994-0300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARQL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2019, by ArQule, Inc., a Delaware corporation (“ArQule”), ArQule entered into an Agreement and Plan of Merger (as amended or supplemented, the “Merger Agreement”), dated December 6, 2019, with Merck Sharp & Dohme Corp., a New Jersey corporation (“Merck”), and Argon Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Merck (“Merger Sub”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on December 17, 2019 to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of ArQule (the “Shares”), other than the Excluded Shares, at a price per Share equal to $20.00 in cash, without interest and less any tax withholding (the “Offer Price”).

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., New York City time, on January 15, 2020 (such date, the “Expiration Date”), and was not extended. American Stock Transfer & Trust Company, LLC, in its capacity as the depository for the Offer, has advised that, as of the expiration of the Offer, 103,394,298 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 75.3% of the sum of (a) all Shares then outstanding at the Expiration Date and (b) all Shares that ArQule would be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Shares or other rights to acquire or be issued Shares ((including all then outstanding ArQule stock options and unexercised warrants to purchase Shares), regardless of the conversion or exercise price or other terms and conditions thereof). The number of Shares tendered satisfied the Minimum Condition. As the Minimum Condition and each of the other conditions of the Offer have been satisfied, Merger Sub has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Merger Sub with and into ArQule (the “Merger”) set forth in the Merger Agreement were satisfied, and on January 16, 2020, Merck completed its acquisition of ArQule by consummating the Merger without a meeting of stockholders of ArQule in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (as amended, the “DGCL”), with ArQule continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), Shares not purchased pursuant to the Offer (other than Shares held in the treasury of ArQule, by Merck, Merger Sub or any of their direct or indirect wholly-owned subsidiaries immediately prior to the Effective Time or by stockholders of ArQule who have perfected their statutory rights of appraisal under the DGCL) were converted into the right to receive the Offer Price, without interest thereon and less any tax withholding. As a result of the Merger, ArQule became a wholly-owned subsidiary of Merck.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each unexpired and unexercised option to purchase Shares under any ArQule stock plan (each, a “Company Stock Option”), to the extent unvested, became fully vested and exercisable, and each Company Stock Option that vests based on the achievement of performance goals became fully vested and exercisable with respect to 100% of the total number of Shares subject to such Company Stock Option. Each unexpired and unexercised Company Stock Option that was an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, became fully vested and exercisable prior to the Effective Time. At the Effective Time, each Company Stock Option was cancelled and converted into the right to receive a payment in cash (less any applicable tax withholding required by applicable law) equal to the product of (A) the total number of Shares subject to such Company Stock Option immediately prior to such cancellation and (B) the excess, if any, of the Offer Price over the exercise price per Share subject to such Company Stock Option immediately prior to such cancellation.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to ArQule’s Current Report on Form 8-K, filed with the SEC on December 9, 2019, and the First Amendment to the Merger Agreement, dated December 17, 2019, among ArQule, Merck and Merger Sub, a copy of which is filed as Exhibit 2.1 to ArQule’s Current Report on Form 8-K, filed with the SEC on December 17, 2019, each of which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 16, 2020, in connection with the consummation of the Merger as described above, ArQule will terminate and repay in full all outstanding obligations due under that certain Loan and Security Agreement, dated January 6, 2017 (as amended or supplemented from time to time), among Oxford Finance LLC, as collateral agent, the lenders party thereto and ArQule.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On January 16, 2020, ArQule (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on January 16, 2020 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. ArQule intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of ArQule’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of ArQule, and Merck, as the direct parent of Merger Sub, acquired control of ArQule. To the knowledge of ArQule, there are no arrangements which may at a subsequent date result in a further change in control of ArQule.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Patrick J. Zenner, Timothy C. Barabe, Susan L. Kelley, M.D., Ronald M. Lindsay, Ph.D., Michael D. Loberg, Ph.D., William G. Messenger, D. Min., Ran Nussbaum and Paolo Pucci each resigned and ceased to be directors of ArQule and members of any committee of ArQule’s board of directors. These resignations were not a result of any disagreement between ArQule and the directors on any matter relating to ArQule’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time were Rita Karachun, Caroline Litchfield, and Jon Filderman. As of the Effective Time, ArQule’s board of directors appointed Rita Karachun as President, Caroline Litchfield as Senior Vice President and Treasurer, and Jon Filderman as Secretary. Information regarding the new directors and executive officers has been previously disclosed in Schedule I of the Offer to Purchase to the Tender Offer Statement on Schedule TO filed by Merck and Merger Sub with the SEC on December 17, 2019, as subsequently amended, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, ArQule’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, ArQule’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 6, 2019, among ArQule, Inc., Merck Sharp & Dohme Corp. and Argon Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to ArQule’s Current Report on Form 8-K filed with the SEC on December 9, 2019).*
2.2	First Amendment to Agreement and Plan of Merger, dated December 17, 2019, among ArQule, Inc., Merck Sharp & Dohme Corp. and Argon Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to ArQule’s Current Report on Form 8-K filed with the SEC on December 17, 2019).
3.1	Amended and Restated Certificate of Incorporation of ArQule, Inc., dated January 16, 2020.
3.2	Amended and Restated By-Laws of ArQule, Inc., dated January 16, 2020.

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc.

By:	/s/ Faye C. Brown
Name:	Faye C. Brown
Title:	Assistant Secretary

Dated: January 16, 2020